Exhibit 99.1

News Release

For Immediate Release

Jackson Hewitt Reports Fiscal 2009 Annual Results

2009 Fiscal Year Adjusted Diluted Earnings Per Share of $1.02

PARSIPPANY, NJ – June 25, 2009 – Jackson Hewitt Tax Service Inc. (“Jackson Hewitt”) (NYSE: JTX), today reported results for the 2009 fiscal year ended April 30, 2009. Jackson Hewitt reported net income of $19.5 million, or $0.68 per diluted share for the 2009 fiscal year, versus net income of $32.4 million, or $1.09 per diluted share for the 2008 fiscal year. On an adjusted basis, Jackson Hewitt’s net income in the 2009 fiscal year was $29.0 million, or $1.02 per diluted share, versus adjusted net income of $40.8 million, or $1.37 per diluted share for the 2008 fiscal year. A schedule entitled Adjusted Results of Operations, which reconciles the reported and adjusted results, accompanies this earnings release.

“Jackson Hewitt has many strengths on which to build, including a sizeable base of nearly three million customers, outstanding employees, a well-established brand, committed franchisees, and a solid distribution network,” said Harry W. Buckley, who was appointed president and chief executive officer of Jackson Hewitt on June 4, 2009. “Our Board of Directors has charged me with executing a strategy that will reverse our declining profitability and put Jackson Hewitt on a course toward profitable growth, and our organization is fully focused on this mission.”

“Our near-term focus is to drive changes in our business that will positively impact performance in the 2010 tax season. Working closely with the Board and one of the world’s preeminent management consulting firms, we are identifying the issues that caused our business to underperform and are using that knowledge to strengthen our top- and bottom-line performance and improve shareholder value,” continued Buckley. “Striving for quality and excellence in everything we do, and assuring we have both the products and services and marketing strategies in place to retain and attract new tax preparation customers, will be key aspects of our plans.”

2009 Full Year Consolidated Results

Total reported revenues for the 2009 fiscal year were $248.3 million, versus $278.5 million for the 2008 full year. The 10.8% revenue decline resulted from a year-over-year reduction in the number of tax returns prepared, excluding the Economic Stimulus Program tax returns in fiscal 2008, offset in part by increased revenues per tax return versus the prior year.

As previously reported, Jackson Hewitt’s national network of franchised and company-owned offices prepared 2.96 million tax returns in 2009, a decline of 12.9% compared to the prior fiscal year, excluding the impact of incremental Economic Stimulus Program tax returns from the 2008 fiscal year. Average revenues per tax return across all of Jackson Hewitt’s operations were $206.17, reflecting a year-over-year increase of 7.4%, excluding the lower-priced Economic Stimulus Program tax returns from the 2008 fiscal year. The network facilitated 2.75 million financial products, a decrease of 11.6% versus the prior year, primarily as a result of the decline in tax returns prepared versus the prior year. Financial products facilitated include refund anticipation loans, assisted refunds and Gold Guarantee® products.

3 Sylvan Way, Parsippany, New Jersey 07054 Phone: 973.630.0821 Fax: 973.630.0812

www.jacksonhewitt.com

Royalties and Marketing and Advertising revenues for the 2009 fiscal year were $104.6 million, versus $110.5 million in the 2008 fiscal year, due primarily to the decline in tax returns prepared by franchisees. Financial product fees for the 2009 fiscal year were $59.9 million, versus $71.5 million in the prior year, a decline of 16.3%, which resulted primarily from fewer tax returns prepared versus the prior year. The decline in financial product fees was also impacted by a lower relative fixed fee component in 2009 under Jackson Hewitt’s current bank partner contracts.

Other revenues were $6.2 million in the 2009 fiscal year, down from $9.9 million a year ago due to fewer sales of new territories and lower electronic filing fees resulting from the decline in the number of tax returns prepared. Service revenues from company-owned office operations were $77.7 million in 2009, versus $86.5 million in 2008, due primarily to the decline in tax returns prepared.

Total reported expenses for the 2009 fiscal year were $202.4 million, reflecting a decline of $9.4 million, or 4.4% versus the 2008 fiscal year. Excluding the expense related adjustments detailed in the Adjusted Results of Operations schedule in the attached financial tables, total expenses would have been $186.2 million in fiscal 2009, versus $199.1 million in the 2008 fiscal year, a decline of $12.9 million, or 6.5%. The year-over-year decline in adjusted expenses resulted from a reduced overall headcount, as well as improved expense controls in both marketing and company-owned operations as the tax year unfolded.

Debt outstanding at year-end was $232 million, resulting in unused capacity of $168 million under Jackson Hewitt’s $400 million credit facility.

2009 Fourth Quarter Consolidated Results

For the 2009 fourth quarter, total revenues were $141.2 million, versus $169.4 million in the 2008 fourth quarter, reflecting a decline of 16.7% due primarily to a reduction in the number of tax returns prepared versus last year’s fourth quarter, excluding the Economic Stimulus Program tax returns in fiscal 2008, offset in part by increased revenues per tax return.

The 2009 fourth quarter reported net income was $41.3 million, reflecting reported diluted earnings per share (“EPS”) of $1.45, versus reported net income of $57.5 million and reported diluted EPS of $2.02 in the 2008 fourth quarter. After adjusting the 2009 fourth quarter charges recorded primarily for lease and employee terminations and related expenses, and an April 2009 provision for uncollectible franchisee receivables, the 2009 fourth quarter diluted EPS were $1.69, versus $2.02 in the 2008 fourth quarter.

Franchise Operations

Revenues for the 2009 fiscal year were $170.7 million, versus $192.0 million in the prior year. The 11.1% revenue decline resulted from a 12.6% decline in tax returns prepared, excluding the Economic Stimulus Program tax returns in fiscal 2008, offset in part by increased revenues per tax return versus the prior year. Royalty revenues decreased by $4.0 million to $72.6 million and Marketing and Advertising revenues decreased by $2.0 million to $32.0 million. The average royalty, marketing and advertising rate was 19.65% in the 2009 fiscal year, versus 19.53% in the prior year.

Financial product fees were $59.9 million, versus $71.5 million in the prior year, reflecting decreased financial product counts, as well as the lower fixed fee component previously discussed.

Other revenues declined by $3.7 million, to $6.2 million in fiscal 2009, reflecting lower fees generated from the sale of 70 territories during the year, as compared to 130 territories sold in the 2008 fiscal year, as well as lower electronic filing fees collected from franchisees on the lower number of tax returns prepared.

Cost of franchise operations expenses were $35.1 million, slightly below the prior year level. Marketing and advertising expenses were $36.6 million, versus $40.5 million in the prior year. Income before income taxes declined to $86.7 million, versus $104.0 million in the 2008 fiscal year. The reported results include charges for employee terminations and related expenses of $1.6 million and $0.3 million in fiscal 2009 and fiscal 2008, respectively, as well as a $3.9 million charge related to the April 2009 provision for uncollectible franchisee receivables.

Company-Owned Office Operations

Service revenues from operations were $77.7 million in the 2009 fiscal year, a decline of $8.9 million, or 10.3%, versus the prior year. This revenue decline resulted from a 15.1% year-over-year reduction in the number of tax returns prepared, excluding the Economic Stimulus Program tax returns in fiscal 2008, offset in part by increased revenues per tax return versus the prior year. Total expenses in the company-owned office operations were up 4.2% in the 2009 fiscal year versus last year, primarily due to maintaining a higher average number of store locations throughout 2009 as a result of 2008 acquisitions. Income before income taxes for the 2009 fiscal year reflected a loss of $6.9 million, versus income of $5.4 million in the 2008 fiscal year. The fiscal 2009 reported results include charges of $6.8 million for lease termination and related expenses and $0.8 million for employee terminations and related expenses that were recorded during the year.

Corporate and Other

Reported loss before income taxes was $46.9 million in fiscal 2009, versus a loss of $55.3 million in the 2008 fiscal year. The reduced 2009 fiscal year reported corporate and other loss was favorably affected by 2008 fiscal year internal review expenses of $5.8 million that did not recur in 2009; 2009 fiscal year employee termination and related expenses of $1.0 million, versus $6.1 million in 2008; a $1.5 million favorable insurance settlement in 2009; and, reduced share-based compensation expense of $1.3 million in 2009, versus the prior year. The favorability of these items was offset in part by a $2.8 million expense related to the previously disclosed California Hood litigation settlement that was recorded in the 2009 second quarter and detailed in Jackson Hewitt’s previous Securities and Exchange Commission filings.

Interest expense for the 2009 fiscal year was $14.6 million, versus $14.4 million in 2008.

Jackson Hewitt Board of Directors to be Expanded

The Board of Directors of Jackson Hewitt (the “Board”) announced today that it intends to increase the number of directors on the Board from six to seven and that it will nominate Peter F. Reilly to stand for election to the Board at Jackson Hewitt’s 2009 Annual Meeting of Stockholders to be held in September.

Analyst Conference Call

Harry Buckley, president and chief executive officer, and Dan O’Brien, executive vice president and chief financial officer, will host an analyst conference call today, Thursday, June 25, 2009, at 8:30 a.m. (EDT), to discuss the results from the 2009 fiscal year and the initiatives already underway for next tax season. Please visit the investor relations tab of Jackson Hewitt’s website, www.jacksonhewitt.com, at least 10 minutes prior to the beginning of the call in order to access the webcast. If you are unable to listen to the live webcast, a replay will be available on this website.

About Jackson Hewitt Tax Service Inc.

Jackson Hewitt Tax Service Inc. (NYSE: JTX), with approximately 6,600 franchised and company-owned offices throughout the United States during the 2009 Tax Season, is an industry leader providing full service individual federal and state income tax return preparation. Most offices are independently owned and operated. Jackson Hewitt is based in Parsippany, New Jersey. More information may be obtained at www.jacksonhewitt.com. To locate the Jackson Hewitt Tax Service® office nearest to you, call 1-800-234-1040.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Because these forward looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied in the forward-looking statements due to a number of factors, including but not limited to: Jackson Hewitt’s ability to timely or effectively respond to customer trends and attract new customers, develop and make new products available through Jackson Hewitt’s offices, improve Jackson Hewitt’s distribution system or reduce Jackson Hewitt’s cost structure; Jackson Hewitt’s ability to successfully attract and retain key personnel; government initiatives that simplify tax return preparation or reduce the need for a third party tax return preparer, improve the timing and efficiency of processing tax returns or decrease the number of tax returns filed; delays in the passage of tax laws and their implementation; the trend of tax payers filing their tax returns later in the tax season; the success of Jackson Hewitt’s franchised offices; Jackson Hewitt’s responsibility to third parties, regulators or courts for the acts of, or failures to act by, Jackson Hewitt’s franchisees or their employees; government legislation and regulation of the tax return preparation industry and related financial products, including refund anticipation loans, and the failure by Jackson Hewitt, or the financial institutions which provide financial products to Jackson Hewitt’s customers, to comply with such legal and regulatory requirements; the effectiveness of Jackson Hewitt’s tax return preparation compliance program; increased regulation of tax return preparers; Jackson Hewitt’s exposure to litigation; the failure of Jackson Hewitt’s insurance to cover all the risks associated with Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s customers’ personal and financial information; the effectiveness of Jackson Hewitt’s marketing and advertising programs and franchisee support of these programs; disruptions in Jackson Hewitt’s relationships with Jackson Hewitt’s franchisees; changes in Jackson Hewitt’s relationships with financial product providers that could reduce the revenues Jackson Hewitt derives from Jackson Hewitt’s agreements with these financial institutions as well as affect Jackson Hewitt’s customers’ ability to obtain financial products through Jackson Hewitt’s tax return preparation offices; changes in Jackson Hewitt’s relationships with retailers and shopping malls that could affect Jackson Hewitt’s growth and profitability; the seasonality of Jackson Hewitt’s business and its effect on Jackson Hewitt’s stock price; competition from tax return preparation service providers, volunteer organizations and the government; Jackson Hewitt’s reliance on technology systems and electronic communications to perform the core functions of Jackson Hewitt’s business; Jackson Hewitt’s ability to protect Jackson Hewitt’s intellectual property rights or defend against any third party allegations of infringement by Jackson Hewitt; Jackson Hewitt’s reliance on cash flow from subsidiaries; Jackson Hewitt’s compliance with credit facility covenants; Jackson Hewitt’s exposure to increases in prevailing market interest rates; Jackson Hewitt’s quarterly results not being indicative of Jackson Hewitt’s performance as a result of tax season being relatively short and straddling two quarters; Jackson Hewitt’s ability to pay dividends in the future; certain provisions that may hinder, delay or prevent third party takeovers; changes in accounting policies or practices and Jackson Hewitt’s ability to maintain an effective system of internal controls; impairment charges related to goodwill; and the effect of market conditions, general conditions in the tax return preparation industry or general economic conditions.

Additional information concerning these and other risks that could impact Jackson Hewitt’s business can be found in Jackson Hewitt’s Annual Report on Form 10- K for the fiscal year ended April 30, 2008, and other public filings with the Securities and Exchange Commission (“SEC”). Copies are available from the SEC or Jackson Hewitt’s website. Jackson Hewitt assumes no obligation, and Jackson Hewitt expressly disclaims any obligation, to update or alter any forward-looking statements.

Contacts:

Investor Relations:	Media Relations:

David G. Weselcouch	Sheila Cort
Vice President,	Vice President,
Treasury and Investor Relations	Corporate Communications
973-630-0821	973-630-0680

# # #

JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2009	2008	2009	2008
Revenues
Franchise operations revenues:
Royalty	$41,674	$48,085	$72,567	$76,549
Marketing and advertising	18,341	21,258	31,994	33,994
Financial product fees	33,615	41,719	59,871	71,496
Other	2,603	3,380	6,227	9,934
Service revenues from company-owned office operations	44,942	54,987	77,662	86,532

Total revenues	141,175	169,429	248,321	278,505

Expenses
Cost of franchise operations	10,126	9,186	35,059	35,383
Marketing and advertising	13,689	17,058	43,828	48,388
Cost of company-owned office operations	30,854	32,644	68,681	65,886
Selling, general and administrative	11,038	9,106	41,618	48,895
Depreciation and amortization	3,505	3,287	13,194	13,233

Total expenses	69,212	71,281	202,380	211,785

Income from operations	71,963	98,148	45,941	66,720
Other income/(expense):
Interest and other income	452	466	1,686	1,835
Interest expense	(3,155)	(3,290)	(14,577)	(14,402)
Write-off of deferred financing costs	(135)	—	(135)	—

Income before income taxes	69,125	95,324	32,915	54,153
Provision for income taxes	27,822	37,865	13,451	21,726

Net income	$41,303	$57,459	$19,464	$32,427

Earnings per share:
Basic	$1.45	$2.02	$0.68	$1.09

Diluted	$1.45	$2.02	$0.68	$1.09

Weighted average shares outstanding:
Basic	28,502	28,474	28,484	29,649

Diluted	28,570	28,511	28,519	29,872

JACKSON HEWITT TAX SERVICE INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except per share amounts)

	As of April 30, 2009	As of April 30, 2008
Assets
Current assets:
Cash and cash equivalents	$306	$4,594
Accounts receivable, net of allowance for doubtful accounts of $1,869 and $694, respectively	24,272	17,850
Notes receivable, net	6,569	6,033
Prepaid expenses and other	14,195	13,241
Deferred income taxes	5,601	200

Total current assets	50,943	41,918

Property and equipment, net	27,685	32,099
Goodwill	419,057	414,887
Other intangible assets, net	87,324	86,458
Notes receivable, net	4,146	6,035
Other non-current assets, net	19,436	18,668

Total assets	$608,591	$600,065

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$33,693	$34,851
Income taxes payable	48,688	48,531
Deferred revenues	10,370	8,264

Total current liabilities	92,751	91,646

Long-term debt	232,000	231,000
Deferred income taxes	23,589	27,298
Other non-current liabilities	16,587	13,604

Total liabilities	364,927	363,548

Stockholders’ equity:
Common stock, par value $0.01; Authorized: 200,000,000 shares; Issued: 39,290,418 and 38,867,231 shares, respectively	393	389
Additional paid-in capital	388,136	383,084
Retained earnings	161,988	158,011
Accumulated other comprehensive loss	(4,178)	(2,306)
Less: Treasury stock, at cost: 10,527,879 and 10,440,491 shares, respectively	(302,675)	(302,661)

Total stockholders’ equity	243,664	236,517

Total liabilities and stockholders’ equity	$608,591	$600,065

JACKSON HEWITT TAX SERVICE INC.

FRANCHISE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2009	2008	2009	2008
Revenues
Royalty	$41,674	$48,085	$72,567	$76,549
Marketing and advertising	18,341	21,258	31,994	33,994
Financial product fees	33,615	41,719	59,871	71,496
Other	2,603	3,380	6,227	9,934

Total revenues	96,233	114,442	170,659	191,973

Expenses
Cost of operations	10,126	9,186	35,059	35,383
Marketing and advertising	9,686	12,003	36,590	40,464
Selling, general and administrative	1,871	696	4,862	3,776
Depreciation and amortization	2,289	2,204	8,896	9,791

Total expenses	23,972	24,089	85,407	89,414

Income from operations	72,261	90,353	85,252	102,559
Other income/(expense):
Interest and other income	386	351	1,516	1,445

Income before income taxes	$72,647	$90,704	$86,768	$104,004

JACKSON HEWITT TAX SERVICE INC.

COMPANY-OWNED OFFICE RESULTS OF OPERATIONS

(Unaudited)

(In thousands)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2009	2008	2009	2008
Revenues
Service revenues from operations	$44,942	$54,987	$77,662	$86,532

Expenses
Cost of operations	30,854	32,644	68,681	65,886
Marketing and advertising	4,003	5,055	7,238	7,924
Selling, general and administrative	1,071	998	4,364	3,834
Depreciation and amortization	1,216	1,083	4,298	3,442

Total expenses	37,144	39,780	84,581	81,086

Income (loss) from operations	7,798	15,207	(6,919)	5,446

Income (loss) before income taxes	$7,798	$15,207	$(6,919)	$5,446

JACKSON HEWITT TAX SERVICE INC.

CORPORATE AND OTHER

(Unaudited)

(In thousands)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2009	2008	2009	2008
Expenses (a)
General and administrative	$7,186	$6,193	$26,663	$24,554
Insurance settlement	—	—	(1,500)	—
Internal review	—	—	—	5,845
Litigation related matter	—	—	2,833	—
Employee terminations and related expenses, net	134	—	957	6,108
Share-based compensation	776	1,219	3,439	4,778

Total expenses	8,096	7,412	32,392	41,285

Loss from operations	(8,096)	(7,412)	(32,392)	(41,285)
Other income/(expense):
Interest and other income	66	115	170	390
Interest expense	(3,155)	(3,290)	(14,577)	(14,402)
Write-off of deferred financing costs	(135)	—	(135)	—

Loss before income taxes	$(11,320)	$(10,587)	$(46,934)	$(55,297)

(a)	Included in selling, general and administrative in the Condensed Consolidated Statements of Operations.

JACKSON HEWITT TAX SERVICE INC.

SELECTED KEY OPERATING STATISTICS

(Unaudited)

Operating Statistics:

	Three Months Ended			Fiscal Year Ended
	April 30,			April 30,
	2009	2008	2008(1)	2009	2008	2008(1)
Offices:
Franchise operations	5,610	5,763	5,763	5,610	5,763	5,763
Company-owned office operations (2)	974	1,000	100	974	1,000	1,000

Total offices - system	6,584	6,763	5,863	6,584	6,763	6,763

Tax returns prepared (in thousands):
Franchise operations	1,555	1,944	1,891	2,572	2,995	2,942
Company-owned office operations	236	306	296	383	461	451

Total tax returns prepared - system	1,791	2,250	2,187	2,955	3,456	3,393

Average revenues per tax return prepared:
Franchise operations (3)	$195.49	$182.20	$186.41	$206.65	$189.15	$191.98

Company-owned office operations (4)	$190.40	$179.56	$184.66	$202.90	$187.69	$191.23

Average revenues per tax return prepared - system	$194.82	$181.84	$186.18	$206.17	$188.96	$191.88

Financial products (in thousands) (5)	1,721	1,927	1,927	2,749	3,108	3,108

Average financial product fees per financial product (6)	$19.53	$21.64	$21.64	$21.78	$23.00	$23.00

Notes:

(1)	Excludes the impact of Economic Stimulus Program tax returns.
(2)	Includes 103 offices that the Company intends to exit in connection with the April 2009 restructuring initiative.
(3)	Calculated as total revenues earned by the Company’s franchisees, which does not represent revenues earned by the Company, divided by the number of tax returns prepared by the Company’s franchisees (see calculation below). The Company earns royalty and marketing and advertising revenues, which represent a percentage of the revenues received by the Company’s franchisees.
(4)	Calculated as service revenues earned by company-owned office operations (as reflected in the Consolidated Statements of Operations) divided by the number of tax returns prepared by company-owned offices.
(5)	Consists of refund anticipation loans, assisted refunds and Gold Guarantee® products.
(6)	Calculated as revenues earned from financial product fees (as reflected in the Consolidated Statements of Operations) divided by number of financial products.

Calculation of average revenues per tax return prepared in Franchise Operations:

	Three Months Ended			Fiscal Year Ended
	April 30,			April 30,
(dollars in thousands, except per tax return prepared data)	2009	2008	2008(1)	2009	2008	2008(1)
Total revenues earned by the Company’s franchisees (A)	$304,051	$354,301	$352,614	$531,605	$566,562	$564,875

Average royalty rate (B)	13.71%	13.60%	13.60%	13.65%	13.53%	13.53%
Marketing and advertising rate (C)	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%

Combined royalty and marketing and advertising rate (B plus C)	19.71%	19.60%	19.60%	19.65%	19.53%	19.53%

Royalty revenues (A times B)	$41,679	$48,085	$47,956	$72,573	$76,549	$76,428
Marketing and advertising revenues (A times C)	18,343	21,258	21,157	31,997	33,994	33,892

Total royalty and marketing and advertising revenues	$60,022	$69,343	$69,112	$104,570	$110,543	$110,320

Number of tax returns prepared by the Company’s franchisees (D)	1,555	1,944	1,891	2,572	2,995	2,942

Average revenues per tax return prepared by the Company’s franchisees (A divided by D)	$195.49	$182.20	$186.47	$206.65	$189.15	$191.98

(1)	Excludes the impact of Economic Stimulus Program tax returns.

Amounts may not recalculate precisely due to rounding differences.

JACKSON HEWITT TAX SERVICE INC.

ADJUSTED RESULTS OF OPERATIONS

(unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	April 30,		April 30,
	2009	2008	2009	2008
Net income, as reported	$41,303	$57,459	$19,464	$32,427
Lease termination and related expenses	5,166	—	6,841	—
Employee terminations and related expenses, net	1,743	—	3,351	6,395
April 2009 provision for uncollectible franchisee receivables	3,899	—	3,899	—
Litigation related matter	—	—	2,833	—
Development advance note life-to-date true-up of amortization	570	—	570	—
Write-off deferred financing costs	135	—	135	—
Corporate advisory services	42	—	42	—
Insurance settlement	—	—	(1,500)	—
Internal review	—	—	—	5,845
Termination of franchise agreements	—	—	—	433
Adjustment to income taxes	(4,651)	—	(6,609)	(4,294)

Net income, as adjusted	$48,207	$57,459	$29,026	$40,806

Earnings per share, as reported
Basic	$1.45	$2.02	$0.68	$1.09

Diluted	$1.45	$2.02	$0.68	$1.09

Earnings per share, as adjusted
Basic	$1.69	$2.02	$1.02	$1.38

Diluted	$1.69	$2.02	$1.02	$1.37

A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. In the schedule presented above, the Company has included a comparison of such non-GAAP financial measures to the most directly comparable GAAP financial measures. Management believes the above presentation of net income and earnings per share on an “as adjusted” basis, which are non-GAAP financial measures, is necessary to reflect the impact of expenses incurred in connection with the transactions noted above in order to help investors compare, on an equivalent basis, the Company’s financial results for the current periods presented to its financial results for the same periods presented last year.

# # #